EXHIBIT 21.1

Subsidiaries  of  the  Registrant
Rampart  Capital  Corporation


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
                                            STATE OR JURISDICTION  OTHER JURISDICTIONS IN   AMOUNT
COMPANY NAME                                  OF INCORPORATION         WHICH QUALIFIED       OWNED
Rampart Capital Corporation                 Texas                  Public
Leissner's Inc.                             Texas                                             100%
Rampart Newport Corporation, L.L.C.         Texas                                             100%
Rampart Services Corporation, L.L.C.        Texas                                             100%
Rampart Properties, L.L.C.                  Nevada                 Texas                      100%
IGBAF, L.L.C.                               Texas                                             100%
Newport Fund Corporation L.L.C.             Oklahoma               Texas                      100%
Rempart Acquisition Corporation, L.L.C.     Texas                                             100%
Rempart Ventures Corporation, L.L.C.        Texas                                             100%
SourceOne Capital Group, L.L.C.             Nevada                 Texas                      100%
Greater Houston Gulf Partners, G. P., Inc.  Texas                                              51%
Greater Houston Gulf Partners, Ltd.         Texas                                              50%


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